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                                 EXHIBIT 23.2








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                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 12, 1995 appearing on page F-3 of SA Holdings, Inc.'s (now known as SA Telecommunications, Inc.) Annual Report on Form 10-KSB for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE LLP


Dallas, Texas
December 28, 1995